EXHIBIT 99.10



                     OPINION OF PRINGLE & HERIGSTAD, P. C.

                                     LOGO

                                LAW OFFICES OF

                            PRINGLE HERIGSTAD, P.C.
ROGER 0. HERIGSTAD    FIRST AMERICAN BANK WEST BUILDING            LEE J SALERUD
MITCHELL H. MAHONEY            20 SW 1ST STREET                   CAROL K LARSON
MARK F. PURDY                POST OFFICE BOX 1000                 DAVID J. HOGUE
THOMAS A. WENTZ           MINOT, NORTH DAKOTA 58702            REED A SODERSTROM
JAN M. SEBBY                   (701) 852-0381                       MARK R. HAYS
DONALD A. NEGAARD          FAX (701) 857-1361                  THOMAS A WENTZ JR
JAMES E. NOSTDAHL                                                  _________
JOHN J. PETRIK                                                 KENNETH G PRINGLE
                                                                  (1914-1983)



          May 19, 1993


          MONTANA TAX-FREE FUND, INC.
          201 SOUTH BROADWAY
          MINOT, ND 58701

          We have acted as special counsel to Montana Tax-Free Fund, Inc. (the "Company"), a corporation organized under the laws of the State of North Dakota, in connection with the preparation and filing of a registration statement on Form N-IA (the "Registration Statement") and a Notification of Registration on Form N-SA covering the offer and sale of an indefinite number of shares of said Company (all of said shares being of one class and having a par value of one mill ($.001)).

          We have examined copies of the Articles of Incorporation, the Certificate of Incorporation, the Bylaws, the Registration Statement, all votes of the Company's Board of Directors (the "Board") at its initial meeting held on May 17, 1993, consents of the Board, and other records and documents that we have deemed necessary for the purpose of rendering this opinion. We have also examined such other documents, papers, statutes, and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

          In our examination of said material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

          Based upon the foregoing, we are of the opinion that the shares, when duly sold, issued, and paid for in accordance with the terms of the Prospectus and the Statement of Additional Information included as a part of the Registration Statement, will be validly and legally issued and will be fully paid and non-assessable shares of Montana Tax-Free Fund, Inc.

Montana Tax-Free Fund, Inc.
May 19, 1993
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus included as a part of the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any distributor or dealer in connection with the registration or qualification of the Company or the shares under the securities laws of any state or other jurisdiction.



/Thomas A. Wentz/
Thomas A. Wentz
kak